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                                   EXHIBIT 21

                         Subsidiaries of the Registrant
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                                  Exhibit 21

                           Subsidiaries of Registrant



Parent
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PCB Holding Company


                                            Percentage           Jurisdiction or
Subsidiaries (a)                           of Ownership       State of Incorporation
---------------                           -------------       ----------------------

Peoples Community Bank                          100%              United States

Peoples Building and Loan Association
 Service Corporation(b)                         100%              Indiana

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(a)   The operations of the Company's subsidiaries are included in the Company's consolidated financial statements.
(b)   This is an inactive company owned directly by Peoples Community Bank.